Westway Group, Inc. Warrants Expire

New Orleans, Louisiana, May 24, 2011-Westway Group, Inc. (NASDAQ: WWAY) ("Westway" or the "Company") stated that the Company's publicly traded warrants (NASDAQ: WWAYW) expired in accordance with their terms on Tuesday, May 24, 2011 at 5 P.M. New York time. Since our first quarter 10-Q was filed on May 16, 2011, none of the publicly traded warrants were exercised. The Company's publicly traded units (NASDAQ: WWAYU) were comprised of one share of Class A Common stock (WWAY) and two warrants (WWAYW). Holders of the units should contact their brokers to separate the expired warrants from the Class A common stock. Once separated, the remaining share of Class A Common stock may be traded under the stock symbol WWAY.

About Westway Group, Inc. Westway is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements.

Contact: Thomas A. Masilla, Jr.

Chief Financial Officer

504-636-4245

thomas.masilla@westway.com